SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              PROMOTIONS.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:


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      2.    Aggregate number of securities to which transaction applies:


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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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      4.    Proposed maximum aggregate value transaction:


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      5.    Total fee paid:


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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                              PROMOTIONS.COM, INC.
                         450 West 33rd Street, 7th Floor
                               New York, NY 10011
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 27, 2001

      The Annual Meeting of Stockholders (the "Annual Meeting") of Promotions.com, Inc., a Delaware corporation (the "Company"), will be held at the offices of Reed Smith LLP, 375 Park Avenue, 17th Floor, New York, New York 10152 on June 27, 2001 at 9:00 a.m. (New York time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

      (1) To elect one (1) Director to serve until the 2004 Annual Meeting of Stockholders or until his respective successor shall have been duly elected and qualified;

      (2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

      (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Only stockholders of record at the close of business on April 30, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                              By Order of the Board of Directors

                                              STEVEN H. KREIN
                                              CHIEF EXECUTIVE OFFICER AND
                                              CHAIRMAN OF THE BOARD OF DIRECTORS
New York, New York
May 25, 2001

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                              PROMOTIONS.COM, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 2001

      This Proxy Statement is furnished to stockholders of record of Promotions.com, Inc., a Delaware corporation (the "Company"), as of April 30, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on Wednesday June 27, 2001 at 9:00 a.m. (New York time) (the "Annual Meeting").

      Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) "FOR" the election of the named nominee as Director of the Company, (ii)) "FOR" the ratification of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2001, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person executing a proxy may revoke it at any time prior to exercise of the proxy by giving written notice revoking the proxy to the Company or by subsequently filing another proxy bearing a later date. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy by voting in person.

      The holders of a majority of the outstanding shares of the Company's Common Stock on April 30, 2001, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

      The election of directors requires a plurality of the votes for the election of directors. Therefore, abstentions and broker non-votes will have no effect on the outcome.

      The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Votes of "withheld" or abstentions will have the same effect as negative votes or votes "against" that matter. Broker non-votes will have no effect on the outcome.

      The Annual Report of the Company (which does not form a part of the proxy solicitation materials), containing the financial statements of the Company for the fiscal year ended December 31, 2000, is being distributed concurrently herewith to stockholders.

      The mailing address of the principal executive offices of the Company is 450 West 33rd Street, 7th Floor, New York, New York, 10001. This Proxy Statement and the accompanying form of proxy are being mailed on or about May 25, 2001 to the stockholders of the Company entitled to vote at the Annual Meeting.

                                VOTING SECURITIES

      The Company has one class of voting securities outstanding, its Common Stock, $0.01 par value per share. Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 1,000,000 shares of preferred stock, $0.001 par value (the "Preferred Stock"), with such voting rights as may be determined by the Board of Directors providing for such series. At the Annual Meeting, each stockholder of record at the close of business on April 30, 2001 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 30, 2001, there were 14,437,845 shares of Common Stock outstanding and held by approximately 84 stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1
                              ELECTION OF DIRECTOR

      Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominee named below as Class II Director of the Company to serve until the 2004 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The Board of Directors does not currently anticipate that its nominee will be unable to be a candidate for election. However, if for any reason the nominee shall not be available for election or shall not be able to serve, the proxy will be voted in favor of such other person or persons designated by the Board of Directors. The nominee is currently a Director of the Company.

      The By-Laws of Promotions.com, Inc. provide that the Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of the Company's stockholders, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified.

      The Board of Directors currently has four members. Mr. Steven H. Krein is a Class II Director whose term expires at the Annual Meeting and who is a nominee for election. Mr. Dirk A. Hall is a Class III Director whose term expires at the 2002 Annual Meeting of Stockholders (subject to the election and qualification of his successor or to his earlier death, resignation or removal). Messrs. Daniel J. Feldman and Arnold Greenberg are Class I Directors whose terms expire at the 2003 Annual Meeting (in each case subject to the election and qualification of their successors or to their earlier death, resignation or removal). There is currently one vacancy in each of Class II and Class III.

INFORMATION REGARDING THE NOMINEE FOR ELECTION AS DIRECTOR (CLASS II DIRECTOR)

      The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominee has been furnished to the Company by such nominee. Except as indicated the nominee has had the same principal occupation for the last five years.

      STEVEN H. KREIN, 31, a founder of Promotions.com, has been Chief Executive Officer and Chairman of the Board of Directors since January 1999. From inception to January 1999, he served as President and director. Prior to founding Promotions.com, from October 1994 to May 1996, Mr. Krein was Assistant Publisher of Law Journal EXTRA!, an online service for lawyers from American Lawyer Media, Inc. In 1993, Mr. Krein co-founded LINK, an online service for lawyers in Delaware. Mr. Krein received his J.D. degree from Widener University School of Law and his B.A. degree from the University of Maryland.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF STEVEN H. KREIN TO SERVE AS DIRECTOR UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCESSOR IS DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

      The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such Director.

CLASS III DIRECTOR (TERM EXPIRES AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS)

      DIRK A. HALL, 29, has served as a director of Promotions.com since September 1999. Since February 2000, Mr. Hall has served as Vice President of Citigroup Investments Inc. where he is responsible for the management of venture capital investments for various Citigroup companies. Mr. Hall served as Portfolio Manager from June 1997 to January 2000. From July 1993 to June 1996, Mr. Hall was a member of the Investment Banking Group at Smith Barney Inc. Mr. Hall received his M.B.A. degree from Harvard Business School and his B.S. degree in Finance and Information Systems from New York University.

CLASS I DIRECTORS (TERM EXPIRES AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS)

      DANIEL J. FELDMAN, 31, a founder of Promotions.com, has been President since January 1999 and a director since inception. Since January 2001, Mr. Feldman has also served as Chief Operating Officer. Mr. Feldman served as Vice President of Promotions.com from January 1998 until January 1999. He was Director of Operations from January 1996 to December 1996 and Director of Sales and Marketing from January 1997 to December 1997. Prior to founding Promotions.com, from 1995 through 1996, Mr. Feldman was employed by Law Journal EXTRA!, where he was Director of Product Development. Previously, Mr. Feldman founded Closeout Network, Inc., a directory service for the closeout industry. Mr. Feldman received his B.A. degree in International Business from George Washington University.

      ARNOLD GREENBERG, 68, has served as a director of Promotions.com since June 1999. Mr. Greenberg co-founded Snapple Beverages in 1972, and he served as Chief Operating Officer and Vice Chairman of the Board of Snapple until 1994. He is a trustee of Mount Sinai-New York University Medical Center and Health Service and a trustee of the New York University Medical School. Mr. Greenberg is also a director of the Lipper/Lumi High Income Bond Fund, Ltd.

COMMITTEES OF THE BOARD AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

      The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is responsible for reviewing the Company's internal control procedures, the quarterly and annual financial statements of the Company, and reviewing with the Company's independent public accountants the results of the annual audit.. The Audit Committee met four times during fiscal year 2000. The Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company's stock option plan. The Compensation Committee met once during fiscal year 2000. Members of both of such Committees meet informally from time to time throughout the year on Committee matters. Both the Audit Committee and the Compensation Committee currently consist of Messrs. Greenberg and Hall.

      During 2000, the Board of Directors held five meetings. During this period, all of the current Directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

                             AUDIT COMMITTEE REPORT

Prior to June 2000, Messrs. Arnold Greenberg and Dirk A. Hall served on the Audit Committee and from June 2000 through the remainder of fiscal year 2000, the Audit Committee consisted of Messrs. Greenberg, Hall and Kristopher A. Wood, with Mr. Wood serving as Chairman of such committee.

The Audit Committee reports as follows with respect to the audit of the Company's fiscal year 2000 audited financial statements.

- The Committee has reviewed and discussed the audited financial statements with the Company's management;

- The Committee composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(iii), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15);

- The Committee has discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61;

- The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors' independence from the Company; and

- Based on review and discussions of the Company's audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee has adopted a formal written charter, which is attached as Appendix B.

                                                     The Audit Committee
                                                     Arnold Greenberg
                                                     Dirk A. Hall

Fee Disclosures in Proxy:

Audit Fees

      The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's fiscal year 2000 financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 were $70,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      No services were performed by, or fees billed for professional services rendered by, PricewaterhouseCoopers LLP in connection with financial information systems designs and implementation projects for the year ended December 31, 2000.

ALL OTHER FEES

      Fees billed for other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2000 were $27,500 for audit related services and $68,000 for non-audit services. Audit related services include SEC registration statement review and accounting policy reviews. Non-audit services include fees for tax consultation and preparation.

      The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining
PricewaterhouseCoopers LLP's independence and believes that such services described under "All Other Fees" is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2000, the Company's Compensation Committee consisted of Messrs. Arnold Greenberg, Dirk A. Hall and Kristopher A. Wood, none of whom is or has been an officer or employee of the Company at any time since the Company's inception. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Hall is affiliated with The Traveler's Insurance Company and Mr. Wood is affiliated with XL Ventures, LLC. These entities, together with Mr. Greenberg, have in the past provided financing to the Company in consideration for the issuance of the Company's securities.

COMPENSATION OF DIRECTORS

      Other than reimbursing Directors for customary and reasonable expenses of attending Board of Directors or Committee meetings, the Company does not currently provide cash compensation to its directors.

      Each individual who first becomes a non-employee member of the Board of Directors is granted an option to purchase 16,000 shares of Common Stock on the date the individual joins the Board of Directors, at an exercise price equal to the fair market value on the grant date, provided the individual has not previously been employed by the Company. In addition, on the date of each annual stockholders' meeting, including this Annual Meeting, each non-employee member of the Board of Directors who is to continue to serve on the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting, will automatically be granted an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value on the grant date, provided the individual has served as a non-employee member of the Board of Directors for at least six months. Accordingly, Messrs. Greenberg and Hall as continuing non-employee directors will receive a grant of options to purchase 5,000 shares at an exercise price equal to the fair market value on the date of this Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

      The executive officers as of March 31, 2001 were as follows:

NAME                               AGE             POSITION
----                               ---             --------

Steven H. Krein.................    31     Chief Executive Officer
Daniel J. Feldman...............    31     President and Chief Operating Officer
Lawrence M. Quartaro............    31     Chief Financial Officer
Christopher F. Bragas...........    41     Executive Vice President
Steven K. Caputo................    45     Senior Vice President
Kenneth J. Grosso...............    33     President, Webstakes.com

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      LAWRENCE M. QUARTARO has been Chief Financial Officer since March 2001. From November 2000 through February 2001, Mr. Quartaro served as Acting Chief Financial Officer of the Company. From August 1999 to November 2000, Mr. Quartaro served as Controller of the Company. From January 1993 to August 1999, Mr. Quartaro was in Public Accounting, serving with KPMG, LLP from November 1995 to August 1999. Mr. Quartaro held several finance related positions at KPMG, LLP, including Audit Manager. Mr. Quartaro is a CPA and received his B.B.A. degree in accounting from Iona College.

      CHRISTOPHER F. BRAGAS has been Executive Vice President of Promotions.com since [December 2000.] Prior to December 2000, he was Vice President, Promotions.com Custom Solutions (formerly, Integrated Promotions) since July 1999. From September 1998 to July 1999, Mr. Bragas served as Vice President of Finance and Chief Financial Officer of the Company. Prior to joining Promotions.com, Mr. Bragas was the Senior Vice President of Finance at Don Jagoda Associates, Inc., an international promotions agency. From July 1981 through August 1989, Mr. Bragas was in public accounting, serving with PricewaterhouseCoopers LLP from February 1983 to July 1988. Mr. Bragas is a CPA and received his B.S. degree from State University of New York at Oneonta.

      STEVEN K. CAPUTO has been Senior Vice President of Promotions.com since [December 2000]. Prior to December 2000, he served as Vice President, Promotions.com Client Services (formerly, Partnership Services and Promotions) since June 1999. From February 1997 to June 1999, Mr. Caputo served as Executive Vice President and General Manager of Promotion Development Group, Inc., a New York promotion agency. From June 1990 to January 1997, Mr. Caputo was Senior Vice President of Account Services at Don Jagoda Associates, Inc. From May 1989 to May 1990, Mr. Caputo was Director of Account Services at Sims Freeman O'Brien (Omnicom Group). Mr. Caputo received his B.A. degree from Adelphi University.

      KENNETH J. GROSSO joined the Company in August 1997 as Director of Sales. Mr. Grosso has served as President, Webstakes.com since September, 2000. Prior to September, 2000, Mr. Grosso was Vice President, Partnership Development, responsible for sales, since May 1998. From 1992 to 1997, Mr. Grosso was employed with KPMG, L.L.P., as an audit manager. Mr. Grosso founded Zonk Productions, a New York promotions company, in 1994 and served as its president through 1996. Mr. Grosso is a C.P.A. and received his B.A. degree in Accounting from Pace University.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation received in 2000, 1999 and 1998 by the Company's Chief Executive Officer and by the other four most highly compensated executive officers who served as executive officers as of December 31, 2000 and whose salary exceeded $100,000 in 2000 (together, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                 ANNUAL COMPENSATION (1)         AWARDS
                                                                 -----------------------    SHARES UNDERLYING        All Other
           NAME AND PRINCIPAL POSITION                YEAR        SALARY         BONUS           OPTIONS           Compensation
                                                      ----        ------         -----           -------           ------------
Steven H. Krein ............................          2000       $175,000             --           75,000                 --
Chief Executive Officer                               1999        171,250       $307,100(2)       125,000                 --
                                                      1998        131,250             --                                  --

Daniel J. Feldman ..........................          2000        150,000             --           75,000                 --
  President                                           1999        148,750        285,568(2)       125,000                 --
                                                      1998         93,750             --                                  --

Kenneth J. Grosso ..........................          2000        175,000             --          120,000             85,512(3)
  President of Webstakes.com                          1999        140,590             --           60,000             42,514(3)
                                                      1998         77,542             --           30,000             18,970(3)

Christopher F. Bragas ......................          2000        150,000             --           79,000                 --
  Executive Vice President                            1999        126,625         51,000          105,000                 --
                                                      1998         37,083             --               --                 --

Steven K. Caputo ...........................          2000        175,000             --           47,500                 --
  Senior Vice President                               1999        102,083             --           60,000                 --
                                                      1998             --             --               --                 --

Alfonzso Holmes ............................          2000        190,000             --           50,000                 --
  Chief Technology Officer                            1999        114,205         37,500           65,000                 --
                                                      1998         77,500             --            1,350                 --

Wolf B. Boehme(4) ..........................          2000        166,688             --           80,000             20,192(5)
  Former Chief Operating Officer                      1999          6,629                         130,000
                                                      1998             --             --               --                 --

Thomas E . Brophy(6) .......................          2000        144,686         37,500           65,000                 --
  Former Vice President of Finance and Chief          1999         99,757         68,635          130,000                 --
  Financial Officer                                   1998             --             --               --                 --

1. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), other compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisities and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Officers in 2000.
2. Includes $175,000 bonus paid upon completion of initial public offering. Also includes $32,100 and $10,568 for Messrs. Krein and Feldman, respectively, for salary earned in 1998 which payment was deferred until 1999.
3.    Consists solely of sales commissions.
4.    Mr. Boehme's employment with the Company terminated on December 11, 2000.
5.    Consists solely of a severance payment.
6.    Mr. Brophy's employment with the Company terminated on November 22, 2000.
7.    Mr. Holmes's employment with the Company terminated on March 5, 2001.

OPTION GRANTS IN LAST YEAR

The following table sets forth certain information regarding options granted to the Named Executive Officers during 2000. The Company has not granted any stock appreciation rights.

OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2000

                                                                                                  POTENTIAL RELIZABLE
                                                                                                          VALUE
                                                  INDIVIDUAL GRANTS                                 AT ASSUMED ANNUAL
                                        NUMBER OF   % OF TOTAL                                            RATES
                                       SECURITIES     OPTIONS                                     OF STOCK APPRECIATION
                                       UNDERLYING   GRANTED TO                                      FOR OPTION TERM (2)
                                         OPTIONS     EMPLOYEES     EXERCISE   EXPIRATION          ---------------------
Name                                     GRANTED    IN 2000 (1)      PRICE        DATE             5%               10%
----                                     -------    -----------      -----        ----             --               ---
Steven H. Krein ..............          20,000(3)      1.0%          $0.70      12/29/10       $     -0-(4)      $     -0-(4)
                                        55,000(3)      2.3%          $0.26      12/29/10       $  8,993          $ 22,791

Daniel J. Feldman ............          20,000(3)      1.0%          $0.70      12/29/10       $     -0-(4)      $     -0-(4)
                                        55,000(3)      2.3%          $0.26      12/29/10       $  8,993          $ 22,791

Kenneth J. Grosso ............          20,000(3)      1.0%          $0.70      12/29/10       $     -0-(4)      $     -0-(4)
                                        55,000(3)      2.3%          $0.26      12/29/10       $  8,993          $ 22,791
                                         5,000(5)      0.2%          $4.22      07/11/10       $ 13,270          $ 33,628
                                        40,000(6)      1.7%          $5.75      05/30/10       $144,646          $366,561

Christopher F. Bragas ........          20,000(3)      1.0%          $0.70      12/29/10       $     -0-(4)      $     -0-(4)
                                        55,000(3)      2.3%          $0.26      12/29/10       $  8,993          $ 22,791
                                         4,000(5)      0.2%          $4.22       7/11/10       $ 10,616          $ 26,902

Steven K. Caputo .............          40,000(3)      1.7%          $0.26      12/29/10       $  6,541          $ 16,575
                                         7,500(5)      0.3%          $4.22      07/11/10       $ 19,905          $ 50,442

Alfonzo Holmes ...............          50,000(5)      2.1%          $4.22      07/11/10       $132,697          $336,278

Wolf B. Boehme ...............          80,000(5)      3.3%          $4.22      07/11/10       $212,315          $538,047

Thomas E. Brophy .............          65,000(5)      2.7%          $4.22      07/11/10       $172,506          $437,164

(1) During 2000, the Company granted employees options to purchase an aggregate of 2,407,300 shares of Common Stock.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.
(3) One-sixth of these options are exercisable. The remaining five-sixth will become exercisable with respect to one-sixth of the shares covered on July 29, 2001, 2002 and 2003 and December 29, 2001 and 2002.
(4) The fair market value on the date of grant was $0.26. Since the exercise price is greater than the fair market value of these options on the date of grant, there is no assumed appreciation at a 5% and 10% annual rate of return.
(5) These options become exercisable with respect to one-half of the shares indicated on July 11 in each of 2001 and 2002.
(6) One-half of these options are exercisable. The remaining one-half will become exercisable on May 30, 2001.

OPTIONS EXERCISED AND YEAR-END VALUES

OPTIONS EXCERISED AND YEAR-END VALUES

The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 2000 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCIAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING                       VALUE OF UNEXERCISED
                             SHARES                       UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                            ACQUIRESD        VALUE          DECEMBER 31, 2000                       DECEMBER 31, 2000
Name                      ON EXERCISE(1)    REALIZED     EXERCISABLE      UNEXERCISABLE      EXERCISABLE(2)  UNEXERCISABLE (2)
----                      --------------    --------     -----------      -------------      --------------  -----------------
Steven H. Krein                     --            --            106,001           93,999            $0              $0

Daniel J. Feldman                   --            --            106,001           93,999            $0              $0

Kenneth J. Grosso                   --            --             75,003          134,997            $0              $0

Christopher F. Bragas               --            --             38,751          145,249            $0              $0

Steven K. Caputo                    --            --             21,667           85,833            $0              $0

Alfonzo Holmes                      --            --             36,250           78,750            $0              $0

Wolf B. Boehme                      --            --                 --               --            --              --

Thomas E. Brophy                    --            --             32,500               --            $0              --

1.    The Named Executive Officers did not exercise any options in 2000.
2. Based on a per share fair market value of common stock equal to $0.26, as of December 31, 2000.

          SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the beneficial ownership of our common stock as of March 31, 2001 by: (i) each person or entity who beneficially owns more than 5% of our stock, (ii) each of our directors and director nominees, (iii) our Named Executive Officers; and (iv) all executive officers and directors as a group. A total of 14,437,845 shares of Promotions.com, Inc. common stock were issued and outstanding on March 31, 2001.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, the address of each person named in the table below is care of Promotions.com, Inc., 450 West 33rd Street, New York, New York 10001.

                                                                                Shares Beneficially Owned
                                                                                -------------------------
Directors, Named Executive Officers and 5% Stockholders                       Number              Percent
Steven H. Krein(1)                                                          1,576,001                10.8
Daniel J. Feldman(2)                                                        1,576,001                10.8
At Home Corporation(3)                                                      1,166,667                 8.1
XL Ventures, LLC(4)                                                         1,170,667                 8.1
Kristopher A. Wood(5)                                                       1,170,667                 8.1
The Travelers Insurance Company(6)                                            837,333                 5.8
Dirk A. Hall(7)                                                               837,333                 5.8
Invesco Private Capital Inc.(8)(9)                                            691,667                 4.8
Arnold Greenberg(10)                                                          170,667                 1.2
Christopher F. Bragas(11)                                                      54,751                   *
Kenneth J. Grosso(12)                                                         100,165                   *
Steven Caputo(13)                                                              22,367                   *
Alfonzo Holmes (14)                                                            36,250                   *
All executive officers and directors as a group (10 persons)(15)            5,570,967                37.4

*     Less than 1%

(1) Includes 165,000 shares owned by Mister, L.P., of which Mr. Krein is the general partner, and options to purchase 106,001 shares of common stock which are exercisable within 60 days of March 31, 2001.

(2) Includes 165,000 shares owned by DJF Enterprises, L.P., of which Mr. Feldman is the general partner, and options to purchase 106,001 shares of common stock which are exercisable within 60 days of March 31, 2001.

(3)   The address of At Home Corporation is 450 Broadway Street, Redwood, CA
      94063.

(4) The address of XL Ventures, LLC is 1105 North Market Street, Suite 1300, Wilmington, DE 19899.

(5) Represents 1,166,667 shares held by XL Ventures, LLC. Mr. Wood is managing director of XL Ventures, Inc., an affiliate of XL Ventures, LLC. Mr. Wood disclaims beneficial ownership of these shares. Includes options to purchase 4,000 shares of common stock, which are exercisable within 60 days of March 31, 2001. Mr. Wood resigned as a member of the Board of Directors of the Company on April 2, 2001.

(6) The address of The Travelers Insurance Company is 399 Park Avenue, New York, NY 10022.

(7) Represents 833,333 shares held by The Travelers Insurance Company. Mr. Hall is Vice President of Citigroup Investments, the parent company of The Travelers Insurance Company. Mr. Hall disclaims beneficial ownership of these shares. Includes options to purchase 4,000 shares of common stock, which are exercisable within 60 days of March 31, 2001.

(8) The address of Invesco Private Capital, Inc. is 1166 Avenue of the Americas, New York, NY 10036.

(9) Includes 691,667 shares over which Invesco Private Capital Inc. has discretionary authority for five accounts, including dispositive and voting control. Invesco Private Capital Inc. disclaims beneficial ownership of these shares.

(10) These shares are owned by the Greenberg Family Fund LLC for which Mr. Greenberg serves as manager. Includes options to purchase 4,000 shares of common stock, which are exercisable within 60 days of March 31, 2001.

(11) Includes options to purchase 53,751 shares of common stock, which are exercisable within 60 days of March 31, 2001.

(12) Includes options to purchase 98,465 shares of common stock, which are exercisable within 60 days of March 31, 2001.

(13) Includes options to purchase 21,667 shares of common stock, which are exercisable within 60 days of March 31, 2001.

(14) These are stock options to purchase 36,250 shares of common stock, which are exercisable within 60 days of March 31, 2001.

(15) Includes options to purchase 457,886 shares of common stock, which are exercisable within 60 days of March 31, 2001. Also includes 833,333 shares held by The Travelers Insurance Company, with respect to which Mr. Hall disclaims beneficial ownership.

CERTAIN TRANSACTIONS

      In June 1999, the Company entered into a two-year agreement with Excite under which Excite agreed to promote webstakes.com through ad banner placements and links to webstakes.com and its promotions on Excite.com, WebCrawler.com and Classified 2000.com. As part of this agreement, we received a guarantee of a total number of impressions per year. The fee paid to Excite under this agreement was $5.6 million. At Home Corporation, the parent company of Excite, is one of the Company's principal stockholders.

      In June 1999, the Company entered into a services agreement, which was subsequently amended in December 1999, with MatchLogic, Inc., a wholly owned subsidiary of Excite, pursuant to which MatchLogic provides the Company with ad serving and targeting, data processing, analysis and enhancement services. In December 1999, in connection with the amendment of the services agreement entered into in June, 1999, the Company entered into a separate agreement with MatchLogic for email data services. The terms of the agreements are two years. The total fees paid to MatchLogic under the agreements were $13.1 million.

      In June 1999, in a private placement transaction the Company issued shares of class B mandatorily redeemable convertible preferred stock to a group of investors, including At Home Corporation, XL Ventures, a subsidiary of Big Flower Holdings, and Travelers, for an aggregate purchase price of $40 million. Upon completion of the Company's initial public offerings, such shares of preferred stock converted into 6,666,668 shares of common stock.

      The Company entered into letter arrangements with each of Messrs. Steven
H. Krein and Daniel J. Feldman in June 1999 regarding their employment as Chief Executive Officer and President, respectively. If either of Messrs. Steven H. Krein or Daniel J. Feldman is terminated for any reason other than for cause, the letter agreements provide that they are entitled to a severance payment equal to one year of their base salary.

Bari S. Krein serves as the Company's Corporate Counsel. Ms. Krein received compensation of approximately $137,000 during fiscal year 2000 from the Company. Ms. Krein and Mr. Krein are siblings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements were complied with on time.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

      During 2000, the Company's Compensation Committee consisted of Messrs. Arnold Greenberg, Dirk A. Hall and Kristopher A. Wood.

      The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2000.

      GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer may be comprised of three elements: (i) base salary (ii) cash bonus payment and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

      FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 2000 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

      - BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

      - BONUS. Under special circumstances, the Compensation Committee has the discretion to pay cash bonuses to executive officers based on both individual performance as well as performance of the company when predetermined performance goals are met or exceeded. Bonuses are determined and paid annually.

      - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a period of time, contingent upon the executive officer's continued employment with the Company, although options may be granted which vest immediately. Accordingly, generally, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates. Unless the Board of Directors determines otherwise, under the terms of the company's stock option plans, in the event of a change in control of Promotions.com, Inc. all of the stock options outstanding become immediately and fully exercisable.

      The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 731,500 shares of Common Stock were granted to executive officers in 2000.

      CEO COMPENSATION. The plans and policies discussed above were the basis for the 2000 compensation of the Company's Chief Executive Officer, Mr. Steven
H. Krein. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. Krein received a base salary of approximately $175,000 for fiscal year 2000. During 2000, 75,000 new stock options were granted to Mr. Krein; he currently holds a total of 200,000 unexercised stock options.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

      The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 2000 will exceed the $1 million limit per officer.

                                          THE COMPENSATION COMMITTEE

                                          Arnold Greenberg
                                          Dirk A. Hall

                                PERFORMANCE GRAPH

The following graph compares the quarterly change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on September 24, 1999 (the initial public offering of the Company's Common Stock) and ending on December 31, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends (if any) for the measurement period, assuming dividend interest, and (B) the excess of the Company's share price at the end of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market--U.S. Index and a self-constructed peer group index.

                COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN*
           AMONG PROMOTIONS.COM, INC., THE NASDAQ STOCK MARKET (U.S.)
                           INDEX AND A PEER GROUP (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   DATE               PRMO**      NASDAQ          PEER GROUP(1)

24-Sep-1999         100.0000     100.0000           100.0000
31-Dec-1999         171.7391     148.4924           359.9004
31-Dec-2000           2.9565      90.1515            11.4532

* Assumes $100 invested on September 24, 1999 in stock or index, including reinvestment of dividends.

** The Nasdaq trading symbol of Promotions.com was IWIN prior to February 2,
2000.

(1) The Peer Group consists of the following companies: Aptimus, Inc., Network Commerce, Inc., Mypoints.com, Inc. and Netcentives Inc. The peer group assumes that $100 was invested on September 24, 1999 or the first day of trading for these securities if they were not publicly traded on September 24, 1999.

                                   PROPOSAL 2
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP, independent public accountants, as independent accountants of the Company to serve for the year ending December 31, 2001, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

      In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 31, 2001 if such proposals are to be considered for inclusion in the Company's Proxy Statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2002 Annual Meeting of Stockholders which is not described in the 2002 proxy statement unless the Company has received notice of such proposal on or before March 15, 2002. However, if the Company determines to change the date of the 2002 Annual Meeting of Stockholders more than 30 days from June 30, 2002, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2002 Annual Meeting of Stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

                                  OTHER MATTERS

      Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

      Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors


                                          /s/ STEVEN H. KREIN
                                          Steven H. Krein
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

New York, New York
May 25, 2001

                                   APPENDIX A
                                  FORM OF PROXY

(Form of Proxy)

                              PROMOTIONS.COM, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - June 27, 2001
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Promotions.com, Inc. hereby appoints Daniel J. Feldman and Lawrence M. Quartaro and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Promotions.com, Inc. to be held at the offices of Reed Smith LLP, 375 Park Avenue, 17th Floor, Mew York, New York 10152 on June 27, 2001 at 9:00 a.m. (New York time).

1.    ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

      |_|  FOR nominee below                 |_|  WITHHOLD AUTHORITY
           (except as marked to the               to vote for nominees below
           contrary)

      NOMINEE:

      Steven H. Krein

      INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name on the space provided below.

2.    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        |_| FOR              |_| AGAINST      |_| ABSTAIN WITH RESPECT TO

      the proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

            UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
                           PROPOSAL 1 AND PROPOSAL 2.

      Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                                         _______________________________________
                                         Name(s) of Stockholder


                                         _______________________________________
                                         Signature(s) of Stockholder

Dated:

APPENDIX B

                              PROMOTIONS.COM, INC.
                             AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

      1. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

      2. in its oversight of the Company's financial statements and the independent audit thereof;

      3. in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

      4.    in evaluating the independence of the outside auditors.

      The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct field work or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

      The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

      The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company (Statement as to Independence), addressing at least the matters set forth in Independence Standards Board No. 1.

III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements and quarterly financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV., The Audit Committee should meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

      1.    with respect to the outside auditor,

            (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

            (ii) to review the fees charged by the outside auditors for audit and non-audit services;

            (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

            (iv) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

      2. with respect to financial reporting principles and policies and internal audit controls and procedures,

            (i) to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

            (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

            o deficiencies noted in the audit in the design or operation of internal controls;

            o     consideration of fraud in a financial statement audit;

            o     detection of illegal acts;

            o the outside auditor's responsibility under generally accepted auditing standards;

            o     significant accounting policies;

            o     management judgments and accounting estimates;

            o     adjustments arising from the audit;

            o the responsibility of the outside auditor for other information in documents containing audited financial statements;

            o     disagreements with management;

            o     consultation by management with other accountants;

            o major issues discussed with management prior to retention of the outside auditor;


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      o     difficulties encountered with management in performing the audit;

      o the outside auditor's judgments about the quality of the entity's accounting principles; and

      o reviews of interim financial information conducted by the outside auditor;

      (iii) to meet with management and/or the outside auditors:

      o     to discuss the scope of the annual audit;

to discuss the audited financial statements;

      o to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management or the outside auditors, relating to the Company's financial statements;

      o to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

      o to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management; and

      o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

      (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

      (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

      3.    with respect to reporting and recommendations,


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            (i)   to prepare any report, including any recommendation of the
                  Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

            (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

            (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.


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